Proxy Voting Results

A special meeting of the fund's shareholders was held on October 14, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	1,683,413,694.99	76.562
Against	432,834,626.61	19.685
Abstain	75,544,678.65	3.436
Broker Non-Votes	6,970,602.00	.317
TOTAL	2,198,763,602.25	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
J. Michael Cook
Affirmative	2,051,297,519.75	93.293
Withheld	147,466,082.50	6.707
TOTAL	2,198,763,602.25	100.000
Ralph F. Cox
Affirmative	2,050,494,216.09	93.257
Withheld	148,269,386.16	6.743
TOTAL	2,198,763,602.25	100.000
Laura B. Cronin
Affirmative	2,050,376,715.72	93.251
Withheld	148,386,886.53	6.749
TOTAL	2,198,763,602.25	100.000
Dennis J. Dirks B
Affirmative	2,050,524,027.25	93.258
Withheld	148,239,575.00	6.742
TOTAL	2,198,763,602.25	100.000
Robert M. Gates
Affirmative	2,049,904,222.04	93.230
Withheld	148,859,380.21	6.770
TOTAL	2,198,763,602.25	100.000
George H. Heilmeier
Affirmative	2,050,468,132.62	93.256
Withheld	148,295,469.63	6.744
TOTAL	2,198,763,602.25	100.000
Abigail P. Johnson
Affirmative	2,045,020,476.01	93.008
Withheld	153,743,126.24	6.992
TOTAL	2,198,763,602.25	100.000
Edward C. Johnson 3d
Affirmative	2,045,331,689.99	93.022
Withheld	153,431,912.26	6.978
TOTAL	2,198,763,602.25	100.000
Donald J. Kirk
Affirmative	2,050,544,912.44	93.259
Withheld	148,218,689.81	6.741
TOTAL	2,198,763,602.25	100.000
Marie L. Knowles
Affirmative	2,053,765,168.39	93.405
Withheld	144,998,433.86	6.595
TOTAL	2,198,763,602.25	100.000
Ned C. Lautenbach
Affirmative	2,052,928,666.59	93.367
Withheld	145,834,935.66	6.633
TOTAL	2,198,763,602.25	100.000
Marvin L. Mann
Affirmative	2,051,142,406.15	93.286
Withheld	147,621,196.10	6.714
TOTAL	2,198,763,602.25	100.000
William O. McCoy
Affirmative	2,049,710,021.61	93.221
Withheld	149,053,580.64	6.779
TOTAL	2,198,763,602.25	100.000
Robert L. Reynolds
Affirmative	2,049,818,975.64	93.226
Withheld	148,944,626.61	6.774
TOTAL	2,198,763,602.25	100.000
Cornelia M. Small B
Affirmative	2,053,797,023.53	93.407
Withheld	144,966,578.72	6.593
TOTAL	2,198,763,602.25	100.000
William S. Stavropoulos
Affirmative	2,050,245,738.45	93.245
Withheld	148,517,863.80	6.755
TOTAL	2,198,763,602.25	100.000
ADenotes trust-wide proposals and voting results. BEffective January 1, 2005.